UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                February 3, 2004


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


           Louisiana                1-7784              72-0651161
       (State or other        (Commission File        (IRS Employer
       jurisdiction of             Number)         Identification No.)
         incorporation)

                  100 CenturyTel Drive, Monroe, Louisiana 71203
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (318) 388-9000

Item 5.  OTHER EVENTS

         On February 3, 2004, the Company issued the following press release .

FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
February 3, 2004                    Media: Patricia Cameron 318.388.9674
                                    patricia.cameron@centurytel.com
                                    Investors: Tony Davis 318.388.9525
                                    tony.davis@centurytel.com


CenturyTel Announces Stock Repurchase Program

         MONROE, La.... CenturyTel, Inc. (NYSE:CTL/CTL.A) announced today that its board of directors approved a stock repurchase program that will allow the Company to repurchase up to an aggregate of $400 million of either its common stock or convertible equity units.

         "Our solid balance sheet, stable investment grade credit ratings and strong free cash flow generation enable us to repurchase shares at attractive prices that will be accretive to earnings," Glen F. Post III, president and chief executive officer, said. "This program allows us to continue to comfortably service debt while maintaining the flexibility to consider other investment opportunities as they become available."

         CenturyTel has outstanding approximately 142 million common shares and $500 million stated value of convertible equity units. Repurchases under the program may be made in the open market or in privately negotiated transactions at such times and in such amounts as management deems appropriate, depending upon market conditions and other factors. The program will expire in December 2005 unless extended by CenturyTel's board of directors. Today's closing prices of the Company's common stock and convertible equity units (CUSIP 156700403) were $26.33 and $23.43 per share, respectively.

         In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations, hiring adequate numbers of qualified staff, and successfully upgrading its billing and other information systems; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to collect its receivables from financially troubled communications companies; other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of February 3, 2004. The Company undertakes no obligation to update any of its forward-looking statements.

         CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to more than 3 million customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel at www.centurytel.com.


                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

Dated:   February 3, 2004               By: /s/ Neil A. Sweasy
                                        ----------------------
                                        Neil A. Sweasy
                                        Vice President and Controller